FOLEY & LARDNER

                                ATTORNEYS AT LAW

BRUSSELS                          FIRSTAR CENTER                         ORLANDO
CHICAGO                     777 EAST WISCONSIN AVENUE                 SACRAMENTO
DEL MAR                  MILWAUKEE, WISCONSIN 53202-5367               SAN DIEGO
DENVER                       TELEPHONE (414) 271-2400              SAN FRANCISCO
DETROIT                      FACSIMILE (414) 297-4900                TALLAHASSEE
JACKSONVILLE                                                               TAMPA
LOS ANGELES                                                     WASHINGTON, D.C.
MADISON                                                          WEST PALM BEACH
MILWAUKEE


                                 October 4, 2001



Alliant Energy Corporation
222 West Washington Avenue
Madison, Wisconsin  53703

Ladies and Gentlemen:

          We have acted as counsel for Alliant Energy Corporation, a Wisconsin corporation (the "Company"), in conjunction with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), including the prospectus constituting a part thereof (the "Prospectus"), to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance and sale from time to time of up to 12,000,000 shares of the Company's common stock, $.01 par value (the "Common Stock"), and related Common Share Purchase Rights (the "Rights") in the manner set forth in the Registration Statement. The terms of the Rights are as set forth in that certain Rights Agreement, dated as of January 20, 1999, by and between the Company and Firstar Bank Milwaukee, N. A. (the "Rights Agreement").

          In connection with our representation, we have examined: (i) the Registration Statement, including the Prospectus; (ii) the Company's Restated Articles of Incorporation and Bylaws, as amended to date; (iii) the Rights Agreement; (iv) resolutions of the Company's Board of Directors relating to the authorization of the issuance of the securities subject to the Registration Statement; and (v) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

          Based upon the foregoing, we are of the opinion that:

          1. The Company is a corporation validly existing under the laws of the State of Wisconsin.

          2. The shares of Common Stock covered by the Registration Statement that are to be offered and sold from time to time by the Company, when the price or prices and the other terms of sale thereof have been determined by action of the senior executive officer of the Company in the manner contemplated by us as counsel and as so authorized by the


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FOLEY & LARDNER
Alliant Energy Corporation
October 4, 2001
Page 2



Company's Board of Directors and when issued and paid for in the manner contemplated in the Registration Statement, the Prospectus and any applicable supplement to the Prospectus, will be validly issued, fully paid and nonassessable, except with respect to wage claims of, or other debts owing to, employees of the Company for services performed, but not exceeding six months' service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law.

          3. The Rights when issued pursuant to the terms of the Rights Agreement will be validly issued.

          Our opinion assumes that, to the extent any of the shares of Common Stock and Rights are issued after December 31, 2001, the Company will have obtained an appropriate order from the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935 authorizing such issuance.

          We consent to the use of this opinion as an exhibit to the Registration Statement and the references to our firm therein. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                        Very truly yours,

                                        /s/ Foley & Lardner

                                        FOLEY & LARDNER